UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
April 27, 2011
Date of report (date of earliest event reported)
LPL Investment Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)
One Beacon Street
Boston MA 02108
(Address of principal executive offices) (Zip Code)
(617) 423-3644
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 26, 2011, LPL Investment Holdings Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, the underwriters listed on Schedule I thereto (the “Underwriters”) and the selling stockholders listed on Schedule II thereto (the “Selling Stockholders”), relating to the underwritten offering of 6,212,724 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Offering”). All of the Shares are being sold by the Selling Stockholders. The price to the public is $34.85 per share, and the Underwriters have agreed to purchase the Shares from the Selling Stockholders pursuant to the Underwriting Agreement at a price of $33.16 per share.
     The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that became effective on April 25, 2011 (Registration No. 333-173703). The closing of the Offering is expected to take place on or about May 2, 2011, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated April 26, 2011, regarding the Shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
1.1	Underwriting Agreement, dated April 26, 2011, by and among the Company, the Underwriters and the Selling Stockholders.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.
By:	/s/ Robert J. Moore
	Name:	Robert J. Moore
	Title:	Chief Financial Officer

Dated: April 27, 2011